UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
Penford Corporation
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-11488 (Commission File Number)	91-1221360 (IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado (Address of principal executive offices		80112-3932 (Zip Code)
303-649-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information set forth under Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.03: Creation of a Direct Financial Obligation
On August 22, 2005, Penford Corporation (the “Company”) entered into a $105 million Amended and Restated Credit Agreement (the “Agreement”) among the Company; Harris N.A.; LaSalle Bank National Association; Cooperative Centrale Raiffeisen-Boorleenbank B.A., “Rabobank Nederland” (New York Branch); Wells Fargo Bank., N.A.; U.S. Bank, National Association; and the Australia and New Zealand Banking Group Limited. A copy of the Agreement is attached to this Form 8-K as Exhibit 10.1.
The Agreement refinances the Company’s previous $105 million secured term and revolving credit facilities (the “Previous Facility”). Under the Agreement, the Company may borrow $50 million in term loans and $55 million in revolving lines of credit. The Company may borrow the Australian dollar equivalent of U.S. $10 million in term loans and a maximum of U.S. $15 million in an alternative currency, which is defined in the Agreement as the Australian dollar or other currency approved by the lenders.
The final maturity date for loans under the Agreement is August 22, 2010. Beginning on September 30, 2005, the Company must repay the term loans in equal quarterly installments of $1 million in fiscal 2006, $1.25 million in fiscal 2007, and $1.5 million thereafter, with the remaining amount due at final maturity. The revolving loans are due at the final maturity date. Interest rates under the Agreement are based on either the London Interbank Offering Rates (“LIBOR”) in Australia or the U.S., or the prime rate, depending on the selection of available borrowing options under the Agreement.
The Agreement contains, among other things, limitations on indebtedness and capital expenditures as well as required maintenance levels for fixed charge and leverage ratios. The Company’s obligations under the Agreement are secured by substantially all of the Company’s assets and those of its principal domestic subsidiary, Penford Products Co. As of the date of this Form 8-K, the Company had $72.4 million outstanding under the Agreement.
The Agreement reduces certain interest rate margins, provides for higher maximum Total Funded Debt Ratios (as defined in the Agreement) and has a later final maturity date compared with the Previous Facility.
The foregoing is intended to provide general information about the Agreement and does not constitute a full description. Reference is made to the Agreement attached hereto as Exhibit 10.1.
Item 9.01: Financial Statements and Exhibits
(c) Exhibits
     The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of August 22, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation

(Registrant)

August 26, 2005	/s/ Steven O. Cordier

Steven O. Cordier
Senior Vice President and Chief Financial Officer
EXHIBIT INDEX
     Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of August 22, 2005

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